SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 9, 2005

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26929	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment of Credit Agreement

Internet Capital Group, Inc. (the "Company") is a party to a Letter of Credit Agreement with Comerica Bank to provide for the issuance of letters of credit (the "LC Agreement"). The LC Agreement provides for issuances of letters of credit up to $10 million, subject to a cash-secured borrowing base as defined by the LC Agreement. On December 15, 2005, the Company entered into the Third Amendment to Letter of Credit Agreement (the "Third Amendment"), which extended the term of the LC Agreement to December 14, 2006. A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Deferred Stock Unit Program

The Company maintains a Deferred Stock Unit Program (the "Program"), pursuant to which a non-management director may receive, in exchange for deferring receipt of all or a portion of his or her cash fees, a stock award, the receipt of which is deferred until the non-management director terminates service. The stock award will provide each non-management director with the deferred right to receive a number of shares of common stock of the Company that is equal to his or her deferred fees divided by 75% of the fair market value of a share of the Company's common stock as of the date on which his or her fees otherwise would have been paid.

On December 9, 2005, the Company's Board of Directors amended and restated the Program, effective as of January 1, 2005, to (i) make certain changes to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (ii) provide that shares may be issued under the Program pursuant to grants under the Company's 1999 Equity Compensation Plan, the Internet Capital Group, Inc. 2005 Omnibus Equity Compensation Plan and any other equity compensation plan subsequently adopted by the Company and (iii) delegate to the Program's administrator the authority to determine under which equity compensation plan the grants will be issued. On December 9, 2005, the Company's Board of Directors also approved the issuance of shares under the Program. A copy of the Program is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:
10.1	Third Amendment to Letter of Credit Agreement
10.2	Internet Capital Group, Inc. Director Deferred Stock Unit Program (as amended and restated effective as of January 1, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.
Date: December 15, 2005	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Letter of Credit Agreement
10.2	Internet Capital Group, Inc. Director Deferred Stock Unit Program (as amended and restated effective as of January 1, 2005)